77B Accountants Report on Internal Control

             Report of Independent Registered Public Accounting Firm


To the Trustees and the Shareholders of
Columbia Funds Trust V

In planning and performing our audits of the financial statements of Columbia Large Company Index Fund, Columbia Small Company Index Fund and Columbia U.S. Treasury Index Fund (the "Funds") (each a series of Columbia Funds Trust V) for the year ended March 31, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Accounting Oversight Board (United States). A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2004.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
May 19, 2004


77E  Legal Proceedings

Various civil actions have been filed against the Registrant in regard to market timing allegations. As of April 22, 2004, we have received the following complaints:

(1.) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant United States District Court District of Massachusetts
      Case # 04 10534 PBS
      Complaint Allegation:  Market Timing

(2.) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin, John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC, Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation, Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10567MEL
      Complaint Allegation: Market Timing

(3.) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia
Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04-10315-PBS
      Complaint Allegation: Market Timing

(4.) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10355PBS

(5.) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

      United States District Court
      Southern District of New York
      Case # 04 CV 1576

Complaint Allegation:  Market Timing

(6.) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley
L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10408HEL

Complaint Allegation:  Market Timing

(7.) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(8.) R.L. Simmonds and Jean Simmonds, on behalf of Themselves and on behalf of All Others Similarly Situated v. Columbia Funds, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Columbia Management Group, Inc., FleetBoston Financial Corporation, Columbia Wanger Asset Management, L.P.,

      United States District Court
      Southern District of New York
      Case # 04 CV 01879

Complaint Allegation:  Market Timing

77K Changes in Registrant's certifying accountant.

Effective March 1, 2004, Ernst & Young LLP ("E&Y") resigned as the independent auditors of Columbia Large Company Index Fund, Columbia Small Company Index Fund and Columbia U.S. Treasury Index Fund. Based on the recommendation of the Audit Committee, the Board of Trustees voted to appoint PricewaterhouseCoopers, LLP for the fiscal year ended March 31, 2004.

During the two most recent fiscal years, E&Y's audit reports contained no adverse opinion or disclaimer of opinion; nor were its reports qualified or modified as to uncertainty, audit scope, or accounting principle. Further, in connection with its audits for the two most recent fiscal years and through March 1, 2004, there were no disagreements between the Fund and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of E&Y would have caused it to make reference to the disagreements in its report on the financial statements for such years.


May 25, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Columbia Funds Trust II:                  Columbia Funds Trust VIII:
Columbia Money Market Fund                Columbia Income Fund
                                          Columbia Intermediate Bond Fund
Columbia Funds Trust III:
Columbia Liberty Fund                     Columbia Funds Trust XI:
Columbia Contrarian Income Fund           Columbia Global Thematic Equity Fund
                                          Columbia European Thematic Equity Fund
Columbia Funds Trust IV:                  Columbia Asset Allocation Fund
Columbia Municipal Money Market Fund      Columbia Dividend Income Fund
                                          Columbia Large Cap Core Fund
Columbia Funds Trust V:                   Columbia International Equity Fund
Columbia Large Company Index Fund         Columbia Large Cap Growth
Columbia Small Company Index Fund         Columbia Disciplined Value Fund
Columbia U.S. Treasury Index Fund         Columbia Small Cap Fund
                                          Columbia Small Company Equity Fund


Gentlemen:

We have read Sub-Item 77K of Form N-SAR dated May 28, 2004, of the above listed Trusts and Funds and are in agreement with the statements contained in Sub-Item 77K of Form N-SAR. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                     Very truly yours,



                                                     /s/ Ernst & Young LLP
                                                         ERNST & YOUNG LLP


77Q Exhibits


                        COLUMBIA LARGE COMPANY INDEX FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2003, between COLUMBIA FUNDS TRUST V, a Massachusetts business trust ("Trust"), with respect to COLUMBIA LARGE COMPANY INDEX FUND ("Fund"), and COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

4. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.10% of the average daily net assets of the Fund.

5. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

6.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until October 31, 2004 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

7.   This Agreement may be amended in accordance with the 1940 Act.

8. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

9. The Advisor shall maintain, keep current and preserve on behalf of the Fund, in the manner required by the 1940 Act, records identified by the Trust from time to time. Advisor agrees to make such records available upon request to the Trust and its auditors during regular business hours at the Advisor's offices. Advisor further agrees that such records are the property of the Trust and will be surrendered to the Trust promptly upon request.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

COLUMBIA FUNDS TRUST V
on behalf of COLUMBIA LARGE COMPANY INDEX FUND

By: /s/ Joseph R. Palombo
      Joseph R. Palombo
      President

COLUMBIA MANAGEMENT ADVISORS INC.

By: /s/ Joseph R. Palombo
     Joseph R. Palombo
     Executive Vice President and Chief Operating Officer

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.






                        COLUMBIA SMALL COMPANY INDEX FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2003, between COLUMBIA FUNDS TRUST V, a Massachusetts business trust ("Trust"), with respect to COLUMBIA SMALL COMPANY INDEX FUND ("Fund"), and COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

4. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.10% of the average daily net assets of the Fund.

5. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

6.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until October 31, 2004 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

7.   This Agreement may be amended in accordance with the 1940 Act.

8. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

9. The Advisor shall maintain, keep current and preserve on behalf of the Fund, in the manner required by the 1940 Act, records identified by the Trust from time to time. Advisor agrees to make such records available upon request to the Trust and its auditors during regular business hours at the Advisor's offices. Advisor further agrees that such records are the property of the Trust and will be surrendered to the Trust promptly upon request.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

COLUMBIA FUNDS TRUST V
on behalf of COLUMBIA SMALL COMPANY INDEX FUND

By: /s/ Joseph R. Palombo
      Joseph R. Palombo
      President

COLUMBIA MANAGEMENT ADVISORS INC.

By: /s/ Joseph R. Palombo
     Joseph R. Palombo
     Executive Vice President and Chief Operating Officer

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.





                        COLUMBIA U.S. TREASURY INDEX FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2003, between COLUMBIA FUNDS TRUST V, a Massachusetts business trust ("Trust"), with respect to COLUMBIA U.S. TREASURY INDEX FUND ("Fund"), and COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

4. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.10% of the average daily net assets of the Fund.

5. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

6.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until October 31, 2004 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

7.   This Agreement may be amended in accordance with the 1940 Act.

8. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

9. The Advisor shall maintain, keep current and preserve on behalf of the Fund, in the manner required by the 1940 Act, records identified by the Trust from time to time. Advisor agrees to make such records available upon request to the Trust and its auditors during regular business hours at the Advisor's offices. Advisor further agrees that such records are the property of the Trust and will be surrendered to the Trust promptly upon request.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

COLUMBIA FUNDS TRUST V
on behalf of COLUMBIA U.S. TREASURY INDEX FUND

By: /s/ Joseph R. Palombo
      Joseph R. Palombo
      President

COLUMBIA MANAGEMENT ADVISORS INC.

By:/s/ Joseph R.Palombo
     Joseph R. Palombo
     Executive Vice President and Chief Operating Officer

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.




                                 AMENDMENT NO. 5
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                             LIBERTY FUNDS TRUST V



         WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) dated June 1, 1992, as amended, of Liberty Funds Trust V (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty Funds Trust V, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Funds Trust V" and have authorized the following amendment to said Declaration of Trust:

         Section 1 of Article I is hereby amended to read in its entirety as follows:

                Section 1. This Trust shall be known as "Columbia Funds Trust V" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of October 13, 2003.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.


 The foregoing Amendment shall become effective as of October 13, 2003.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.




/s/ Douglas A. Hacker                                   /s/ John J. Neuhauser
    Douglas A. Hacker                                       John J. Neuhauser

/s/ Janet Langford Kelly                                /s/ Joseph R. Palombo
    Janet Langford Kelly                                    Joseph R. Palombo

/s/ Richard W. Lowry                                    /s/ Thomas E. Stitzel
    Richard W. Lowry                                        Thomas E. Stitzel

/s/ William E. Mayer                                    /s/ Thomas C. Theobald
    William E. Mayer                                        Thomas C. Theobald

/s/ Charles R. Nelson                                   /s/ Ann-Lee Verville
    Charles R. Nelson                                       Anne-Lee Verville


Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )

         Then personally appeared the above-named Trustees and executed this Amendment No. 5 to the Agreement and Declaration of Trust of Liberty Funds Trust V as their free act and deed, before me, this September 15, 2003.

                                                  /s/ Erika L. Nager
                                                      Erika L. Nager
                                                      Notary Public

                                              My Commission Expires:  6/14/2007